Exhibit 24(b)(8.150)

First Amendment to the Selling and Services Agreement and Participation Agreement

This First Amendment dated as of January 1, 2009 by and between ING Life Insurance and Annuity
Company (“ING Life”), ING Institutional Plan Services, LLP (“ING Institutional”), ING Financial
Advisers, LLC (“ING Financial”)(collectively “ING”), and Royce Fund Services, Inc. (“RFS”), and the
registered investment companies listed in Schedule A (the registered investment companies and the specific series and classes of shares listed on Schedule A being referred to as the “Funds”), is made to the Selling and Services Agreement and Participation Agreement dated as of June 27, 2008 (the “Agreement”). Terms defined in the Agreement are used herein as therein defined.

WHEREAS, the parties wish to add ING Institutional to the Agreement; and

WHEREAS, the parties wish to make additional funds available under the Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1. ING Institutional is hereby added to the Agreement as an additional recordkeeper, and all provisions in the Agreement relating to ING Life in its capacity as a recordkeeper in connection with the investment by Plans in the Funds are hereby amended to refer to both ING Life and ING Institutional. The defined term “ING” in the Agreement is hereby amended to include ING Life, ING Institutional, and IFA.

2. Paragraph 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

2.	Omnibus Account.

The parties agree that, with respect to each Fund, three omnibus accounts, each held in the name of the Nominee, shall be maintained (the “Account” or collectively, the
“Accounts”). One Account shall be maintained in connection with Plans for which ING
Life shall provide various recordkeeping and other administrative services, and a second
Account shall be maintained in connection with Plans for which ING Institutional shall provide various recordkeeping and other administrative services. A third Account held in the name of ING Life shall be maintained for those Plan assets directed for investment in the Fund through the Contracts. ING Institutional, as service agent for Plans, or ING
Life, as service agent for Plans or issuer of the Contracts, shall facilitate purchase and sale transactions with respect to the Accounts in accordance with the Agreement.

3.	The following is added as Section 12(d) to the Agreement:

(d) Representations of ING Institutional. ING Institutional represents and warrants:

(i) that it (1) is a limited liability company organized under the laws of the State of Delaware, (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal and state laws, (4) is duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required, and will maintain such license or authorization in effect at all times during the term of this
Agreement, and (5) has full authority to enter into this Agreement and carry out its obligations pursuant to it terms; and

(ii) that it is authorized under the Plans to (1) provide administrative services to the Plans and (2) facilitate transactions in the Fund through the Account.

4.	The following replaces Section 14(f) of the Agreement:

(f) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, facsimile, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following address, or at such other addresses as may be designated by notice from such party to all other parties.

To ING:

ING
One Orange Way, B3N
Windsor, CT 06095-4774
Attention: Marianne Sullivan
Worksite Investment Products

To RFS:
Royce Fund Services, Inc.
1414 Avenue of the Americas
New York, NY 10019
Attention: John D. Diederich, President

Any notice, demand or other communication given in a manner prescribed in this Subsection (b)
shall be deemed to have been delivered on receipt.

5.	The following paragraph is added under Section 15 “Miscellaneous” of the Agreement:

(k) The parties agree that transactions in the Funds by Plans or Plan Participants pursuant to the terms of this Agreement are not subject to any redemption fees that may otherwise be required by the Funds; provided however that upon written request by the
Funds, ING Life and ING Institutional will implement such redemptions fees in a time frame and manner mutually acceptable to all parties.

6. Schedule A is hereby replaced by the Schedule A, attached hereto.

7. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

8. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

ING LIFE INSURANCE AND	ROYCE FUND SERVICES, INC.
ANNUITY COMPANY
By: /s/ John Diederich
By: /s/ Robert Garrey	Name: John Diederich
Name: Robert Garrey	Title:
Title: Vice President

ING FINANCIAL ADVISERS, LLC	THE ROYCE FUND,
[on behalf of each series listed on Schedule A]
By: /s/ David Kelsey
Name: David Kelsey	By: /s/ John Diederich
Title: COO/VP	Name: John Diederich
Title:

ING INSTITUTIONAL PLAN SERVICES, LLC

By: /s/ Michelle Sheiowitz attorney in fact
Name: Michelle Sheiowitz
Title: Vice President

SCHEDULE A

List of Available Funds And Fees

FUNDS

	TICKER	CUSIP
Investment Class
Royce Pennsylvania Mutual Fund	PENNX	780905840
Royce Micro-Cap Fund	RYOTX	780905709
Royce Premier Fund	RYPRX	780905600
Royce Low-Priced Stock Fund	RLPHX	780905246
Royce Total Return Fund	RYTRX	780905881
Royce Heritage Fund	RHFHX	780905238
Royce Opportunity Fund	RYPNX	780905832
Royce Special Equity Fund	RYSEX	780905782
Royce Value Fund	RYVHX	780905220
Royce Value Plus Fund	RYVPX	780905741
Royce 100 Fund	ROHHX	780905196
Royce Dividend Value Fund	RDVIX	780905188

Service Class
Royce Pennsylvania Mutual Fund	RYPFX	780905667
Royce Micro-Cap Fund	RMCFX	780905659
Royce Premier Fund	RPFFX	780905634
Royce Low-Priced Stock Fund	RYLPX	780905808
Royce Total Return Fund	RYTFX	780905642
Royce Heritage Fund	RGFAX	780905857
Royce Opportunity Fund	RYOFX	780905758
Royce Special Equity Fund	RSEFX	780905527
Royce Value Fund	RYVFX	780905733
Royce Value Plus Fund	RYVPX	780905741
Royce Technology Value Fund	RYTVX	780905584
Royce 100 Fund	RYOHX	780905519
Royce Discovery Fund	RYDFX	780905477
Royce Financial Services Fund	RYFSX	780905469
Royce Dividend Value Fund	RYDVX	780905436
Royce Global Value Fund	RIVFX	780905329
Royce European Smaller-Companies Fund	RICSX	780905311
Royce SMid-Cap Value Fund	RMVSX	780905154

		TICKER	CUSIP
	R Class
Royce Pennsylvania Mutual Fund		RPMRX	780905295
Royce Premier Fund		RPRRX	780905287
Royce Low-Priced Stock Fund		RLPRX	780905279
Royce Total Return Fund		RTRRX	780905261
Royce Heritage Fund		Not Live	780811105
Royce Opportunity Fund		ROFRX	780905253
Royce Value Fund		RVVRX	780905170
Royce Value Plus Fund		RVPRX	780905162
Royce 100 Fund		Not Live	780811204

	K Class
Royce Pennsylvania Mutual Fund		Not Live	780811303
Royce Premier Fund		Not Live	780811402
Royce Low-Priced Stock Fund		Not Live	780811501
Royce Total Return Fund		Not Live	780811600
Royce Heritage Fund		Not Live	780811709
Royce Opportunity Fund		Not Live	780811808
Royce Value Fund		Not Live	780811873
Royce Value Plus Fund		Not Live	780811881
Royce 100 Fund		Not Live	780811865

	Institutional Class
Royce Premier Fund		RPFIX	780905683
Royce Low-Priced Stock Fund		RLPIX	780905394
Royce Total Return Fund		RTRIX	780905717
Royce Heritage Fund		Not Live	780905675
Royce Opportunity Fund		ROFIX	780905691
Royce Special Equity Fund		RSEIX	780905535
Royce Value Fund		RVFIX	780905352
Royce Value Plus Fund		RVPIX	780905337
Royce 100 Fund		Not Live	780905493

FEES

As compensation for the services provided under this Agreement, ING will be entitled to receive a fee, computed daily and paid quarterly in arrears, at the annual rates set forth below of the average daily value of the Shares of the Funds owned beneficially by the Plans. For purposes of this schedule, the average daily value of the Shares of each Fund will be based on the net asset value reported by RFS or its designee to ING.

Each Fund will be obligated to pay that portion of the fee designated by it as representing transfer agent, recordkeeping, administrative servicing and/or shareholder servicing fees which the
Fund would otherwise pay if Plan Accounts were direct shareholders of the Fund. RFS, or its designee, will pay any portion of the fee not paid by the Funds. In this regard, ING acknowledges that RFS’ payments to ING may be funded, in whole or in part, by payments from a Fund under a plan of distribution adopted by that Fund pursuant to Rule 12b-1 under the Investment Company
Act of 1940 (12b-1 Plan); if this is the case, ING will provide such information to RFS as is reasonably necessary for it to comply with its obligations under the 12b-1 Plan, including, but not limited to, obligations to make disclosures to the board(s) of trustees of the Fund. The amount of the fee attributable to service/recordkeeping/administrative services and to services payable pursuant to a Fund’s 12b-1 plan are noted in the chart below.

Share Class	Investment	Service	R	K	Institutional
12b-1 Fees	___%	___%	___%	___%	None
Service Fees	___%	___%	___%	___%	None
Total Fees	___%	___%	___%	___%	None